Exhibit 99.1

First Wave BioPharma Announces Results of Special Meeting of Stockholders

BOCA RATON, Fla. Jan. 13, 2023 -- First Wave BioPharma, Inc. (NASDAQ:FWBI) (“First Wave BioPharma” or the “Company”), a clinical-stage biopharmaceutical company specializing in the development of targeted, non-systemic therapies for gastrointestinal (GI) diseases, today announced that the Company’s stockholders have approved all proposals voted on at the Company’s special meeting of stockholders (the “Special Meeting”) held on January 13, 2023.

The first proposal was the approval the issuance of more than 20% of the Company’s common stock pursuant to the private placement and warrant amendment agreement entered into by the Company on November 20, 2022. The second proposal was the adoption and approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation, as amended, to effect a reverse stock split of the Company’s issued and outstanding shares of common stock, at a specific ratio, ranging from one-for-three (1:3) to one-for-forty (1:40), at any time prior to the one-year anniversary date of the Special Meeting, with the exact ratio to be determined by the Company’s board of directors without further approval or authorization of the stockholders. The third proposal was the approval of the adjournment of the Special Meeting to the extent there were insufficient proxies at the Special Meeting to approve any one or more of the foregoing proposals.

Final voting results from the Special Meeting will be included in a Form 8-K filed with the Securities and Exchange Commission.

About First Wave BioPharma, Inc.

First Wave BioPharma is a clinical-stage biopharmaceutical company specializing in the development of targeted, non-systemic therapies for gastrointestinal (GI) diseases. The Company is currently advancing a therapeutic development pipeline with multiple clinical stage programs built around its two proprietary technologies – the biologic adrulipase, a recombinant lipase enzyme designed to enable the digestion of fats and other nutrients, and niclosamide, an oral small molecule with anti-inflammatory properties. First Wave is advancing two Phase 2 clinical programs built around adrulipase for the treatment of exocrine pancreatic insufficiency (FW-EPI) in patients with cystic fibrosis (CF) and chronic pancreatitis (CP). In developing adrulipase, First Wave is seeking to provide CF and CP patients with a safe and effective therapy to control EPI that is non-animal derived and offers the potential to dramatically reduce their daily pill burden. The company is also advancing multiple programs involving niclosamide, including FW-UP for ulcerative proctitis and ulcerative proctosigmoiditis, FW-UC for ulcerative colitis, and FW-CD for Crohn’s disease. First Wave BioPharma is headquartered in Boca Raton, Florida. For more information visit www.firstwavebio.com.

Forward-Looking Statement

This press release may contain certain statements relating to future results which are forward-looking statements. It is possible that the Company’s actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in these forward-looking statements, depending on factors including whether results obtained in preclinical and nonclinical studies and clinical trials will be indicative of results obtained in future clinical trials; whether preliminary or interim results from a clinical trial will be indicative of the final results of the trial; whether the contemplated offering will be successful and whether the Company will be able to regain and maintain compliance with Nasdaq’s continued listing criteria; the size of the potential markets for the Company’s drug candidates and its ability to service those markets; the effects of the First Wave Bio, Inc. acquisition, the related settlement and their effect on the Company’s business, operating results and financial prospects; and the Company’s current and future capital requirements and its ability to raise additional funds to satisfy its capital needs. Additional information concerning the Company and its business, including a discussion of factors that could materially affect the Company’s financial results are contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, under the heading “Risk Factors,” as well as the Company’s subsequent filings with the Securities and Exchange Commission. All forward-looking statements included in this press release are made only as of the date of this press release, and we do not undertake any obligation to publicly update or correct any forward-looking statements to reflect events or circumstances that subsequently occur or of which we hereafter become aware.

For more information:

First Wave BioPharma, Inc.

777 Yamato Road, Suite 502

Boca Raton, FL 33431

Phone: (561) 589-7020

info@firstwavebio.com

Media contact:

Tiberend Strategic Advisors, Inc.

David Schemelia

(609) 468-9325

dschemelia@tiberend.com

Bill Borden

(732) 910-1620

bborden@tiberend.com

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